Exhibit 4.6
                                   -----------
          Investors Receiving Warrants in Form Set Forth in Exhibit 4.5

         The following entities received warrants in a private placement of securities on June 21, 1999, pursuant to warrant certificates substantially to the form set forth in Exhibit 4.5. The differences between these agreements was the entity receiving warrants and the amount of warrants received.


                      Warrant Holder                Number of Warrants
                      --------------                ------------------
                    Thomas E. Skidmore                    57,546

                    A. Allan Skidmore                     57,546

                     Arthur Skidmore                       8,340

                      Brian Skidmore                       6,255

                      Cary Skidmore                        8,340

                      Garry Skidmore                       6,255

                     Beverly Droulis                        417

                     Margrit Hartman                       7,506

                 Margaret Alexis Kennedy                   7,089

                     Suzanne Lowndes                       7,506


913539.1